Consolidated Financial Statements FCX Group Holdings, LP and Subsidiaries December 31, 2015 and 2014

CONTENTS Page Independent Auditor’s Report 3 Consolidated Financial Statements: Balance Sheets 4 Statements of Operations and Members’ Equity 5 Statements of Cash Flows 6 Notes to Consolidated Financial Statements 7

To the Board of Directors and Members FCX Group Holdings, LP and Subsidiaries Columbus, Ohio Independent Auditor’s Report We have audited the accompanying consolidated financial statements of FCX Group Holdings, LP and Subsidiaries (the Company) which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations and members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal controls relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FCX Group Holdings, LP and Subsidiaries, as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Columbus, Ohio April 21, 2016

2015 2014 ASSETS Current Assets Cash 578,531$ 1,538,433$ Accounts receivable, net 49,954,213 45,726,727 Other receivables 3,076,610 2,329,550 Inventory 18,154,490 22,247,290 Deferred income taxes - 875,000 Prepaid expenses 1,916,590 2,232,764 Total current assets 73,680,434 74,949,764 Property and Equipment, net 4,606,804 4,538,645 Other Assets Goodwill 179,570,760 173,205,677 Other intangible assets, net 155,763,095 164,994,438 Deferred loan fees, net 3,473,390 4,504,674 Other assets 385,435 495,506 Total other assets 339,192,680 343,200,295 TOTAL ASSETS 417,479,918$ 422,688,704$ LIABILITIES AND EQUITY Current Liabilities Current portion of notes payable 2,520,600$ 1,449,650$ Current portion of capital leases 171,692 161,250 Accounts payable 20,213,221 21,551,134 Accrued wages and other compensation 3,273,656 4,088,105 Unearned revenue 270,878 717,835 Income taxes payable 21,929 221,463 Deferred income taxes 84,000 - Other accrued expenses 1,064,586 759,015 Total current liabilities 27,620,562 28,948,452 Other Liabilities Notes payable 211,669,925 214,190,525 Capital leases 530,983 702,676 Deferred interest 2,097,550 1,367,145 Deferred income taxes 41,602,000 42,343,000 Total other liabilities 255,900,458 258,603,346 Total liabilities 283,521,020 287,551,798 Members' Equity 133,958,898 135,136,906 TOTAL LIABILITIES AND EQUITY 417,479,918$ 422,688,704$ 4 FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Consolidated Balance Sheets December 31, 2015 and 2014 The accompanying notes are an integral part of the consolidated financial statements.

2015 2014 2013 Net Sales 333,309,433$ 271,763,207$ Cost of Sales 231,127,155 187,562,733 Gross profit 102,182,278 84,200,474 Operating Expenses 85,767,461 76,047,321 Operating income 16,414,817 8,153,153 Interest expense 17,345,189)(13,125,800)( Loss before Benefit from Income Taxes 930,372)(4,972,647)( (Benefit from) Provision for Income Taxes: Current 335,636 1,183,963 Deferred 588,000)(2,999,000)( Benefit from Income Taxes 252,364)(1,815,037)( Net Loss 678,008)(3,157,610)( Member's Equity - Beginning of Year 135,136,906 122,441,516 Units issued as acquisition consideration - 5,353,000 Capital distributions 1,000,000)( - Capital contributions 500,000 10,500,000 Member's Equity - End of Year 133,958,898$ 135,136,906$ FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Consolidated Statements of Operations and Members' Equity For the Years Ended December 31, 2015 and 2014 The accompanying notes are an integral part of the consolidated financial statements. 5

2015 2014 Cash Flows from Operating Activities: Net loss 678,008)$(3,157,610)$( Adjustments to reconcile net loss to net cash provided by operating activities: Bad debt expense 157,290 148,850 Depreciation and amortization 14,329,958 11,567,414 Loss (gain) on sale of property and equipment 9,242 37,729)( Deferred interest on notes payable 730,405 650,982 Deferred income taxes 588,000)(2,999,000)( Changes in operating assets and liabilities: Accounts receivable 3,703,720)(3,293,604)( Other receivables 747,060)(450,196)( Inventory 1,803,035 1,683,131 Refundable income taxes - 84,153 Prepaid expenses and other assets 440,697 1,315,214)( Accounts payable 1,537,176)(559,148)( Accrued wages and other compensation 927,098)( 697,127 Unearned revenue 759,257)(678,136)( Income taxes payable 199,534)( 221,463 Other accrued expenses 305,571 979,029)( Total adjustments 9,314,353 4,741,064 Net cash provided by operating activities 8,636,345 1,583,454 Cash Flows from Investing Activities: Purchases of property and equipment 1,981,545)(1,461,813)( Proceeds from sale of property and equipment 50,917 93,426 Net payments relating to business acquisitions 5,554,718)(86,227,079)( Net cash used in investing activities 7,485,346)(87,595,466)( Cash Flows from Financing Activities: Net decrease in note payable - line of credit - 632,000)( Proceeds from notes payable - 80,700,000 Principal payments on notes payable and capital leases 1,610,901)(2,009,743)( Capital distributions 1,000,000)( - Capital contributions 500,000 10,500,000 Debt financing fees - 1,665,600)( Net cash (used in) provided by financing activities 2,110,901)( 86,892,657 Net (decrease) increase in cash 959,902)( 880,645 Cash at Beginning of Year 1,538,433 657,788 Cash at End of Year 578,531$ 1,538,433$ Supplemental Disclosure of Non-Cash Investing and Financing Activities: Non-cash financing relating to capital lease -$ 903,844$ FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Consolidated Statements of Cash Flows For the Years Ended December 31, 2015 and 2014 The accompanying notes are an integral part of the consolidated financial statements. 6

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Nature and Scope of Business and Basis of Presentation FCX Group Holdings, LP (the Company) through its wholly-owned indirect subsidiary FCX Holdings Corp. and its wholly-owned subsidiaries operates as a distributor and manufacturers’ representative of specialty valves, instrumentation, pumps and mixers, air compressors, boilers, corrosion resistant pipe and hose and related flow control equipment. Its customers are mainly in process industries such as pulp and paper, pharmaceutical, chemical, petrochemical, oil and gas and power generation. The Company also provides services aimed at maintaining and improving processes controlled by instrumentation. The Company is headquartered in Columbus, Ohio and has 34 operating locations doing business in 36 states. FCX Group Holdings, LP, a Delaware limited partnership, was formed by its members in 2012 for the purpose of acquiring 100% of FCX Holdings Corp. Pursuant to the Agreement and Plan of Merger dated as of September 15, 2012 (the Merger Agreement), the merger transaction closed on October 14, 2012. At closing, FCX Group Holdings, LP’s merger subsidiaries merged with FCX Holdings Corp. as the surviving entity and a wholly-owned indirect subsidiary of FCX Group Holdings, LP. The operating subsidiaries of FCX Holdings Corp. are the only operating entities of FCX Group Holdings, LP. The acquisition of FCX Holdings Corp. by FCX Group Holdings, LP has been accounted for as a business combination. Summary of Significant Accounting Policies Principles of Consolidation The accompanying consolidated financial statements include the Company and its wholly- owned subsidiaries: FCX Intermediate Holdings, LLC, FCX Holdings Corp., FCX USA, Inc. including its wholly owned subsidiary FCX Performance, Inc. (including its wholly-owned subsidiaries FCX Process Solutions LLC, Integrated Plant Services, Inc., North Coast Instruments, Inc., Baro Holdings, Inc. (including its wholly-owned subsidiaries Baro Controls, Inc., Baro Controls Golden Triangle, Inc. and Baro Process Products, Inc.), Instrumentation Services, Inc., Pump Pros, Inc., IPS Flow Control Corporation, Pierce Pump Company, Florida Sealing Products, Corrosion Fluid Products, Pump Energy, Inc. and Process Control Services, Inc.). IPS Flow Control Corporation includes its wholly-owned subsidiaries Hughes Machinery Company and Power Plant Equipment Company. All significant inter-company balances and transactions have been eliminated in the consolidated financial statements. During 2015, the Company completed a business acquisition acquiring the stock of Process Control Services, Inc. (PCS). The consolidated balance sheet at December 31, 2015 includes the assets and liabilities acquired in this business acquisition. The statement of operations includes the operating results of this entity beginning on its respective acquisition date. During 2014, the Company completed business acquisitions acquiring the stock of Corrosion Fluid Products (CFP) and Pump Energy, Inc. (PE). The consolidated balance sheet at December 31, 2014 includes the assets and liabilities acquired in these business acquisitions. The statement of operations includes the operating results of these entities beginning on their respective acquisition dates. 7

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Summary of Significant Accounting Policies (continued) Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Accounts Receivable Accounts receivable are unsecured customer obligations due under normal trade terms, generally requiring payments within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices dated over 45 days are considered delinquent. Customers are not charged a finance charge for delinquent invoices. Payments of accounts receivable are allocated to specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances over $5,000 that exceed 60 days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The allowance for doubtful accounts was $603,085 and $508,337 at December 31, 2015 and 2014, respectively. Inventory Inventory consists predominately of component parts and finished goods and is carried at the lower of weighted average cost or market. Cost is determined by the last-in, first-out (LIFO) method. The LIFO reserve was $1,781,835 and $1,586,678 at December 31, 2015 and 2014, respectively. Had inventories been valued utilizing the first-in, first-out (FIFO) cost assumption, the Company’s net loss for the years ended December 31, 2015 and 2014 would have been reduced by approximately $195,000 and $313,000, respectively. The carrying amount of inventory is reduced by a valuation allowance that reflects management’s best estimate of items that are slow moving and/or obsolete. The allowance for obsolete and slow moving inventory was approximately $6,035,000 and $6,072,000 at December 31, 2015 and 2014, respectively. Property and Equipment Property and equipment are recorded at cost, less accumulated depreciation and amortization computed using the straight-line method. Major additions are capitalized and depreciated or amortized; maintenance and repairs, which neither improve nor extend the life of the respective assets, are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation and amortization are removed from the related accounts, and any gain or loss is included in income. 8

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Summary of Significant Accounting Policies (continued) Property and Equipment (continued) Property and equipment are depreciated or amortized over their estimated useful lives as follows: Machinery and equipment 7 years Office equipment 3 - 5 years Vehicles 5 years Leasehold improvements 5 - 8 years Long-Lived Assets Impairment Policy The carrying value of long-lived assets and certain intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the amount of the asset may not be recoverable. When an indication of impairment is present and the undiscounted cash flows estimated to be generated by the related asset are less than the asset’s carrying amount, an impairment loss will be recorded based on the difference between the carrying amount of the asset and their estimated fair value. Management has determined that no impairment existed as of December 31, 2015 and 2014. Goodwill and Other Intangible Assets Under U.S. GAAP, goodwill and other intangible assets deemed to have indefinite lives are no longer amortized but are subject to impairment tests on an annual basis, at a minimum, or whenever events or circumstances occur, indicating goodwill or indefinite-lived intangibles might be impaired. Based on qualitative factors, discounted cash flows, the resulting fair value of the Company and the carrying value of tangible and intangible assets, management of the Company believes that there was no impairment as of December 31, 2015 and 2014. Deferred Loan Fees The Company has incurred certain fees relating to loan agreements. These fees are being amortized through October 2021. Loan fee amortization expense was $1,031,284 and $877,010 for the years ended December 31, 2015 and 2014, respectively. Accumulated amortization as of December 31, 2015 and 2014 was $2,812,336 and $1,781,052, respectively. 9

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Summary of Significant Accounting Policies (continued) Business Combinations and Acquisitions Business acquisitions are accounted for under the acquisition method. Consideration paid is recorded at fair value and the purchase price of an acquired business is allocated to the identified assets and liabilities acquired based on their estimated fair values at the date of acquisition, with any residual amounts allocated to goodwill. Purchase price allocations are considered preliminary until all required information is obtained to complete the allocation. Although the time required to obtain the necessary information varies with circumstances specific to an individual acquisition, the “allocation period” for finalizing purchase price allocations would not exceed one year from the date of consummation of an acquisition. Adjustments to the allocation of purchase price may increase or decrease those amounts allocated to goodwill and, as such, may increase those amounts allocated to other tangible or intangible assets and assumed liabilities, which may result in higher depreciation or amortization expense in future periods. Revisions to preliminary purchase price allocations, if any, are reflected prospectively. Fair Value of Financial Instruments The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments. Management believes the carrying amount on the long-term debt approximates its fair value as the interest rates and terms of the borrowings are similar to currently available borrowings. Revenue Recognition The Company recognizes revenue when goods are shipped and when services are performed. Payments received from customers in advance are recorded as unearned revenue until the goods are shipped. Sales taxes collected from customers are recorded on a net basis. Income Taxes FCX Holdings Corp. and its subsidiaries file a consolidated federal income tax return. Income taxes are allocated to each company based on the earnings of each company. The Company’s provision is based on statutory rates and adjusted for certain permanent differences. Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the financial reporting and tax basis of assets and liabilities at each year- end based on enacted tax laws and statutory rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the taxes currently payable and the net change during the year in deferred tax assets and liabilities. 10

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Summary of Significant Accounting Policies (continued) Income Taxes (continued) The Company accounts for uncertainty in income taxes in its financial statements as required under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Accounting for Uncertainty in Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns. Consolidated Statements of Cash Flows For purposes of reporting cash flows, cash includes cash on hand and demand deposits. Recent Accounting Pronouncements In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, and is effective prospectively for fiscal years beginning after December 15, 2018. Early adoption is permitted when meeting certain criteria. The standard addresses revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. Management is in the process of assessing the implementation of this standard. In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability rather than as an asset. The recognition and measurement guidance for debt issuance costs are not affected by ASU 2015-03. The guidance is effective for non-public business entities for fiscal years beginning after December 15, 2015, and interim periods with fiscal years beginning after December 15, 2016, and is required to be applied retrospectively. Early adoption is permitted. The Company is in the process of assessing the implementation of this standard. In September 2015, the FASB issued ASU No. 2015-16, Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this update apply to all entities that have reported provisional amounts for items in a business combination and during the measurement period have an adjustment to provisional amounts recognized. This ASU requires that an acquirer recognize adjustments to provisional amounts recognized at the acquisition date that are identified during the measurement period in the reporting period the adjustment amounts are determined. The guidance is effective for non-public business entities for fiscal years beginning after December 15, 2017 and must be applied prospectively. Early adoption is permitted. The Company adopted the new guidance for the year ended December 31, 2015. The adoption of this guidance did not have a material impact on the consolidated financial statements. 11

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Summary of Significant Accounting Policies (continued) Recent Accounting Pronouncements (continued) In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 simplifies the presentation of deferred taxes by requiring deferred tax assets and liabilities be classified as noncurrent on the balance sheet. The guidance is effective for non-public business entities for fiscal years beginning after December 15, 2017, and interim periods with fiscal years beginning after December 15, 2018, and may be applied either prospectively or retrospectively. Early adoption is permitted. The Company is in the process of assessing the implementation of this standard. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which enhances transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The guidance includes a new definition of a lease, which will be classified as either a finance lease or operating lease. Other changes include certain aspects of lessee accounting, lessor accounting, leveraged leases, sale and leaseback transactions and required disclosures. The guidance is effective for non-public business entities for fiscal years beginning after December 15, 2019, with early adoption permitted for all entities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is in the process of assessing the implementation of this standard. Cash The Company maintains its cash, which may at times exceed federally insured limits, in several accounts with three financial institutions. Business Acquisitions The Company makes acquisitions to expand into new markets and to increase its presence in its existing markets. The Company makes acquisitions that, in the judgment of its members, will enhance future profitability. As it considers an acquisition’s synergistic and strategic value in concert with the intrinsic value of the acquired assets, the Company may offer an acquisition price that exceeds the economic value of the assets acquired, thus resulting in the recognition of goodwill. 12

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Business Acquisitions (continued) During 2015, the Company completed the following business acquisitions: Process Control Services, Inc. On June 12, 2015, the Company acquired 100% of the outstanding common stock of Process Control Services, Inc. (PCS) for the total cash purchase price of $5,450,000 plus working capital adjustments totaling $104,718. Based on the preliminary purchase price allocation, goodwill acquired was $4,075,318. None of the goodwill acquired as part of this acquisition is deductible for tax purposes. PCS provides instrument start-up, repair, installation and calibration services; in-house depot repair; turnkey PLC programming and control panel fabrication. PCS generally provides services to customers in Midwest and Eastern United States. The Company’s purchase price allocation for the acquired assets and liabilities of PCS are as follows: Fair Value Accounts receivable, net $ 681,056 Prepaid expenses 10,952 Property and equipment 114,104 Goodwill 4,075,318 Intangible assets 2,100,000 Other assets 3,500 Accounts payable (199,263) Accrued expenses (112,649) Unearned revenue (312,300) Deferred income taxes (806,000) Purchase price $ 5,554,718 13

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Business Acquisitions (continued) During 2014, the Company completed the following business acquisitions: Pump Energy, Inc. On July 23, 2014, the Company acquired 100% of the outstanding common stock of Pump Energy, Inc. (Pump Energy) for the total cash purchase price of $18,500,000 less working capital adjustments totaling $496,923. Based on the 2014 preliminary purchase price allocation, goodwill acquired was $10,998,483. During 2015, as permitted under GAAP, management finalized the purchase price allocation and wrote-off obsolete inventory and recorded additional goodwill totaling $60,632. None of the goodwill acquired as part of this acquisition is deductible for tax purposes. Pump Energy is a leading distributor of industrial pumps and related equipment which primarily services customers throughout the Southwest United States. The Company’s customers are primarily concentrated in the oil & gas and industrial chemical processing industries. Corrosion Fluid Products Corp. On August 4, 2014, the Company acquired 100% of the outstanding common stock of Corrosion Fluid Products Corp. (CFP) for the total cash purchase price of $76,500,000 less working capital adjustments totaling $1,796,185. Based on the 2014 preliminary purchase price allocation, goodwill acquired was $18,832,384. During 2015, as permitted under GAAP, management finalized the purchase price allocation and wrote-off obsolete inventory and recorded additional goodwill totaling $2,289,765. All of the goodwill acquired as part of this acquisition is expected to be deductible for tax purposes. CFP distributes and services pumps, valves, pipes and hoses for the chemical and fluid process markets in the Midwest. The Company’s preliminary purchase price allocation for the acquired assets and liabilities of Pump Energy and CFP was as follows: Fair Value Accounts receivable, net $ 12,117,630 Other receivables 350,000 Inventory 6,611,491 Prepaid expenses 206,571 Property and equipment 761,664 Goodwill 32,120,633 Intangible assets 54,770,000 Other assets 45,051 Accounts payable (7,970,444) Accrued expenses (2,284,461) Unearned revenue (1,370,772) Deferred income taxes (4,045,000) Purchase price $ 91,312,363 14

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Property and Equipment Property and equipment consisted of the following: 2015 2014 Machinery and equipment $ 1,513,567 $ 1,354,056 Office equipment 5,112,290 3,596,613 Vehicles 1,023,965 894,489 Leasehold improvements 1,632,296 1,442,918 9,282,118 7,288,076 Less: accumulated depreciation (4,675,314) (2,749,431) $ 4,606,804 $ 4,538,645 Depreciation expense was $1,967,331 and $1,541,477 for the years ended December 31, 2015 and 2014, respectively. Intangible Assets Intangible assets consist principally of the excess of cost over the fair value of assets acquired (or goodwill), customer relationships, trade names and non-compete agreements. Goodwill and trade names are indefinite lived assets and consisted of the following: Trade Names Goodwill Cost – December 31, 2013 $ 10,500,000 $ 143,107,094 Additions from acquisitions 2,460,000 30,098,573 Cost – December 31, 2014 12,960,000 173,205,677 Additions from acquisitions 100,000 6,365,083 Cost – December 31, 2015 $ 13,060,000 $ 179,570,760 15

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Intangible Assets (continued)

Definite lived intangible assets consist of the following:

	Customer Relationships	Non-Competition	Total
Cost – December 31, 2013	$ 106,700,000	$ 11,200,000	$ 117,900,000
Additions from acquisitions	50,930,000	1,380,000	52,310,000
Cost – December 31, 2014	157,630,000	12,580,000	170,210,000
Additions from acquisitions	1,700,000	300,000	2,000,000
Cost – December 31, 2015	159,330,000	12,880,000	172,210,000
Accumulated amortization – December 31, 2014	(13,064,855)	(5,110,707)	(18,175,562)
Add: amortization expense	(8,711,689)	(2,619,654)	(11,331,343)
Accumulated amortization – December 31, 2015	(21,776,544)	(7,730,361)	(29,506,905)
Net book value	**$ 137,553,456**	**$ 5,149,639**	**$ 142,703,095**

The weighted average amortization period for definite lived intangible assets acquired during 2015 is approximately 20 years for customer relationships and 5 years for non-competition agreements, which are being amortized on a straight line basis.

The following is a schedule of the future amortization expense for the definite lived intangible assets as of December 31, 2015:

Year Ended	Total Amount
2016	$ 11,397,801
2017	10,668,634
2018	9,086,647
2019	8,971,647
2020	8,778,147
Thereafter	93,800,219
Total	$ 142,703,095

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FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Note Payable - Line of Credit In October 2012, the Company entered into a revolving line of credit agreement with a financial institution. The agreement was amended in August 2014 and allows for borrowings up to $25,000,000 and expires in August 2019. The agreement requires quarterly payments of interest at the Base Rate (the highest of the prime rate, federal funds rate plus 0.50%, or LIBOR plus 1%) or monthly payments of interest at the Eurodollar Rate (the higher of LIBOR or 1%), plus an applicable margin based on the Company’s leverage ratio. There were no borrowings on the line of credit at December 31, 2015 or 2014. There is a 0.50% fee due quarterly on the unused portion of the line of credit. The line of credit is secured by substantially all assets of the Company and is subject to loan covenants related to cash flow and leverage. The Company’s unused letters of credit as of December 31, 2015 and 2014 totaled approximately $491,000 and $248,000, respectively, which reduces the funds available under the revolving credit agreement. Notes Payable In October 2012, the Company entered into a term note payable agreement in the original amount of $89,000,000 with a financial institution. In December 2012 and August 2014, the term note payable agreement was amended and the Company borrowed an additional $10,600,000 and $49,100,000, respectively. Principal payments of 0.625% of the original outstanding balance were due quarterly through August 2014. Beginning on September 30, 2014, principal payments of .25% of the original principal amount of the term note as of the Fifth Amendment Effective Date (August 4, 2014) are due quarterly through maturity. The Company is required to make additional principal reduction payments of excess cash flow on an annual basis. In 2016, the Company expects to make an additional principal reduction payment of approximately $1,071,000. The note matures in August 2020, at which time the remaining principal balance is due. The agreement requires quarterly payments of interest at the Base Rate (the highest of the prime rate, federal funds rate plus 0.50%, or LIBOR plus 1%) or monthly payments of interest at the Eurodollar Rate (the higher of LIBOR or 1%), plus an applicable margin based on the Company’s leverage ratio. In March 2013, the term note payable agreement was amended to reduce the applicable margin by 0.50%. The interest rate at December 31, 2015 and 2014 was based on the Eurodollar rate and was 5.50%. The outstanding balance of the term note was $142,790,525 and $144,240,175 at December 31, 2015 and 2014, respectively. 17

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Notes Payable (continued) In October 2012, the Company entered into senior subordinated mezzanine debt agreements with various investment banks for $35,500,000. In December 2012 and August 2014, the senior subordinated mezzanine debt agreements were amended and the Company borrowed an additional $4,300,000 and $31,600,000, respectively. Interest payments were due quarterly at the rate of 12.5%, less 1.5% interest that can be deferred until maturity. Beginning on July 23, 2014, interest payments are due quarterly at the rate of 11.0%, less 1.0% interest that can be deferred until maturity. The first, second and third amendment notes, which total $41,500,000, mature in October 2019. The fourth amendment notes, which total $29,900,000, mature in October 2021. Deferred interest relating to these agreements as of December 31, 2015 and 2014 was $2,097,550 and $1,367,145, respectively. The mezzanine debt agreements are secured by substantially all assets of the Company and are subject to loan covenants related to EBITDA, cash flow and leverage. Long-term debt at December 31, 2015 matures as follows: Year Ended Total Amount 2016 $ 2,520,600 2017 1,449,650 2018 1,449,650 2019 43,312,063 2020 135,558,562 Thereafter 29,900,000 Total 214,190,525 Less: current portion 2,520,600 Total long-term debt $ 211,669,925 Total interest paid was $15,584,321 and $12,464,356 for the years ended December 31, 2015 and 2014, respectively. 18

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Capital Leases During 2014, the Company began leasing certain office equipment from an unrelated third party under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and, accordingly, it is recorded in the Company’s assets and liabilities. The cost of the assets and accumulated depreciation was $903,844 and $225,348, and $903,844 and $44,579 for the years ended December 31, 2015 and 2014, respectively. The following is a schedule of future minimum payments required under the lease together with their present value as of December 31, 2015: Year Ended 2016 $ 211,004 2017 211,004 2018 211,004 2019 156,687 Total minimum lease payments 789,699 Less amount representing interest 87,024 Present value of minimum lease payments $ 702,675 Amortization expense is included in depreciation and amortization expense on the consolidated statements of operations and members’ equity. Income Taxes The (benefit) expense for income taxes from continuing operations consists of the following: 2015 2014 Current: Federal $ 9,263 $ 879,625 State 326,373 304,338 Total current 335,636 1,183,963 Deferred: Federal (165,000) (2,465,000) State (423,000) (534,000) Total deferred (588,000) (2,999,000) Total income tax benefit $(252,364) $(1,815,037) Income taxes paid, net of refunds received, were $590,482 and $311,770 for the years ended December 31, 2015 and 2014, respectively. 19

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Income Taxes (continued) A reconciliation of the Company’s income tax expense (benefit) and the amount based on the Federal statutory tax rate is as follows: 2015 2014 Expense (benefit) at Federal Statutory Rate $(326,000) $(1,740,000) State income tax – net of Federal effect (172,000) (433,000) Meals and entertainment 141,000 115,000 Acquisition costs 36,000 133,000 Other 68,636 109,963 Provision for (benefit from) income taxes $(252,364) $(1,815,037) The components of deferred tax (liabilities) assets are as follows: 2015 2014 Net current deferred tax (liabilities) assets: Accounts receivable, allowance for doubtful accounts $ 170,000 $ 120,000 Prepaid expenses (417,000) (264,000) Inventory, allowance for obsolescence 736,000 1,583,000 Inventory, LIFO reserve (1,025,000) (1,025,000) Section 263(a) – capital expenditures 247,000 478,000 Certain accrued expenses 205,000 (17,000) Total net current deferred tax (liabilities) assets (84,000) 875,000 Net long-term deferred tax (liabilities) assets: Intangibles (45,231,000) (45,830,000) AMT credit carryforward 223,000 212,000 Property and equipment (580,000) (567,000) Net operating loss carryforward 3,986,000 3,842,000 Total net long-term deferred tax liabilities (41,602,000) (42,343,000) Total net deferred tax liability $(41,686,000) $(41,468,000) The Company had net operating loss carryforwards for state income tax purposes of approximately $1,645,000 at December 31, 2015. The carryforwards are available to be utilized at various times within the next 5 to 20 years. Net operating loss carryforwards for federal income tax purposes were approximately $8,940,000 at December 31, 2015. The federal carryforward is available to be utilized through 2033. 20

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Income Taxes (continued) The federal AMT credit carryforward of approximately $223,000 at December 31, 2015 has no expiration date. No valuation allowance for deferred tax assets has been provided because management believes it is more likely than not that the Company will realize the benefits of these deductible differences. Derivative Financial Instrument – Interest Rate Cap The Company does not hold or issue derivative financial instruments for trading purposes. In May 2013, the Company entered into an interest rate cap agreement to manage its risks associated with its variable rate term note payable. In December 2014, the Company entered into an additional interest rate cap agreement. The differential to be paid or received under the agreement is recognized as an adjustment to interest expense over the life of the agreement. The Company recognizes on the balance sheet the value that best approximates the fair market value of the interest rate cap agreement. The interest rate cap agreement does not meet the accounting hedge criteria required and therefore, changes in the fair value of this instrument are recorded in interest expense on the Company’s consolidated statements of operations. The notional amount of the interest rate caps amortize over the terms of the agreements through December 2017. The notional amounts as of December 31, 2015 totaled $34,919,337. Under the interest rate cap agreements, LIBOR is capped at 4.00% on the outstanding notional amount. The fair market value of the interest rate cap was not material at December 31, 2015 or 2014. The fair value of the interest rate cap was obtained from the bank. This value represented the estimated amount the Company would pay or receive to terminate the agreement, taking into consideration the difference between the contract rate of interest and rates currently quoted for agreements of similar terms and maturities. The actual amount could differ from the approximated fair market value. Equity In October 2012, FCX Group Holdings, LP purchased all of the issued and outstanding capital stock of FCX Holdings Corporation. As part of the transaction, 1,266,952,510 preferred units and 15,356,998 common units were issued. In December 2012, the Company issued an additional 81,675,020 preferred units and 825,000 common units in conjunction with the Pierce acquisition. In July and August 2014, the Company issued an additional 153,826,210 preferred units and 1,553,820 common units in conjunction with the Pump Energy and CFP acquisitions. During 2015, 4,886,476 preferred units and 49,358 common units were issued and 10,044,730 preferred units and 101,470 common units were retired. Any distributions by the Company are first paid to preferred unit holders and the preferred unit holders are entitled to a 10% annual compounded return on their liquidation preference amount. 21

FCX GROUP HOLDINGS, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Leases

The Company leases warehouse/office space from related entities. These leases require monthly base rent payments of approximately $168,000, plus CAM charges, and expire at various times through August 2021. The Company also leases other warehouse/office space that requires monthly payments of approximately $157,000, plus CAM charges under non-cancelable operating leases that expire at various times through February 2021. The Company is subleasing certain warehouse/office space to unrelated parties and will receive approximately $250,000 in total rental payments under these non-cancelable subleases through August 2017.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2015 are as follows:

	Related Party Leases	Non-related Party Leases	Total
2016	$ 2,013,000	$ 1,735,000	$ 3,748,000
2017	1,879,000	1,106,000	2,985,000
2018	1,593,000	468,000	2,061,000
2019	1,210,000	241,000	1,451,000
2020	1,022,000	165,000	1,187,000
Thereafter	382,000	29,000	411,000
Total	$ 8,099,000	$ 3,744,000	$ 11,843,000

Rent expense for the years ended December 31, 2015 and 2014 was approximately $3,905,000 and $3,136,000, respectively, including approximately $1,998,000 and $1,375,000 paid to the related parties, respectively.

Related Party Transactions

The Company has a management agreement with a related entity in which the Company pays an annual fee of $1,500,000 in exchange for financial and management consulting services. The management fee was $1,500,000 and $1,125,000, respectively, for the years ended December 31, 2015 and 2014. Additionally, the Company pays director's fees to a Member which totaled approximately $250,000 in 2015.

The Company leases warehouse/office space from related entities as described in the *Leases* footnote above.

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FCX GROUP HOLDINGS, LP AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2015 and 2014 Retirement Plan The Company sponsors a 401(k) profit sharing and savings plan covering substantially all employees. Participation in the plan is voluntary and an employee may defer up to 100% of compensation not to exceed the maximum permitted by law. Effective April 1, 2014, the Company began making matching contributions of 2% of the first 6% of employee contributions. The plan also allows for discretionary matching contributions by the Company. The Company made matching contributions of approximately $395,000 and $195,000 for the years ended December 31, 2015 and 2014, respectively. Employee Benefits It is the Company’s policy to partially self-insure employee healthcare coverage; therefore, a provision is made for the estimated costs of known and anticipated claims. The Company generally has stop-loss coverage for employee healthcare in excess of $125,000 per covered participant per coverage period and no lifetime limit per covered participant. Because of the inherent uncertainties in estimating claims, it is at least reasonably possible that the Company’s estimated claims could change in the near term. The outstanding balance of the accrual for self-insured coverage as of December 31, 2015 and 2014 was approximately $320,000 and $241,000, respectively. Subsequent Events – Date of Management’s Evaluation The Company has evaluated subsequent events through the date of the Independent Auditor’s Report, which is the date the consolidated financial statements were available to be issued. 23